     As filed with the Securities and Exchange Commission on April 16, 2002
                                                    Registration No. 333________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                                    DDi Corp.
             (Exact name of registrant as specified in its charter)

                  Delaware                                06-1576013
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                 Identification No.)

         1220 Simon Circle, Anaheim, CA                      92806
    (Address of Principal Executive Offices)              (Zip Code)

                                  -------------

                      DDi Corp. 2000 Equity Incentive Plan
                            (Full title of the plan)

                                 --------------

                                  Joseph Gisch
                   Vice President and Chief Financial Officer
                                    DDi Corp.
                                1220 Simon Circle
                                Anaheim, CA 92806
                     (Name and address of agent for service)

                                 (714) 688-7200
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                           John F. Della Grotta, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                                Seventeenth Floor
                              695 Town Center Drive
                        Costa Mesa, California 92626-1924
                                 (714) 668-6200

                                 --------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                       Proposed maximum   Proposed maximum
     Title of securities            Amount to be        offering price        aggregate          Amount of
      to be registered               registered          per share (1)   offering price (2)  registration fee
-----------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value    922,316 shares (3)         $17.26           $10,697,725            $984
===================================================================================================================

(1) The offering price for shares subject to options on the date hereof is the actual exercise price of such options. Of the 922,316 shares to be registered hereunder, 443,284 are subject to options at an exercise price of $17.26 per share. The offering price for the remaining 479,032 shares not subject to options on the date hereof an exercise price of $6.36 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of DDi Corp. Common Stock, par value $0.01 per share, reported on the Nasdaq National Market on April 11, 2002.

(2) The maximum aggregate offering price consists of $7,651,081.84 payable in respect of 443,284 shares subject to options at an exercise price of $17.26 per share, plus $3,046,643 payable in respect of 479,032 shares not subject to options on the date hereof, at an estimated exercise price of $6.36 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of DDi Corp. Common Stock, par value $0.01 per share, reported on the Nasdaq National Market on April 11, 2002.

(3) As presently constituted, plus such indeterminate number of shares as may become subject to the DDi Corp. 2000 Equity Incentive Plan, as a result of adjustment provisions set forth in such Plans and agreements entered into pursuant thereto.

===================================================================================================================

                     STATEMENT UNDER GENERAL INSTRUCTION E.
                      REGISTRATION OF ADDITIONAL SECURITIES

         The shares covered by this Registration Statement represent additional shares of the Registrant's Common Stock that have become available for issuance under the DDi Corp. 2000 Equity Incentive Plan (the "Plan") as a result of an increase in the number of shares authorized for issuance thereunder pursuant to evergreen provisions in the Plan. Unless otherwise noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-37336) relating to the Plan are incorporated by reference into this Registration Statement.

                                     PART II

Item 8.   Exhibits.

          4.1 DDi Corp. 2000 Equity Incentive Plan. (Previously filed with the Commission on March 22, 2000 as Exhibit 10.8 to Amendment No. 2 to DDi Corp's Registration Statement on Form S-1, Registration No. 333-95623, which is incorporated herein by reference.)

          4.2 Certificate of Incorporation of DDi Merger Co. (Previously filed with the Commission on March 30, 2001 as Exhibit 3.1 to DDi Corp.'s Annual Report on 10-K for the fiscal year ended December 31, 2000, which is incorporated herein by reference.)

          4.3 Amended and Restated Bylaws of DDi Corp. (Previously filed with the Commission on March 30, 2001 as Exhibit 3.2 to DDi Corp.'s Annual Report on 10-K for the fiscal year ended December 31, 2000, which is incorporated herein by reference.)

          4.4 Certificate of Merger of DDi Corp., a California corporation, with and into DDi Merger Co., a Delaware corporation. (Previously filed with the Commission on March 30, 2001 as Exhibit 3.3 to DDi Corp.'s Annual Report on 10-K for the fiscal year ended December 31, 2000, which is incorporated herein by reference.)

          5         Opinion of Paul, Hastings, Janofsky & Walker, LLP.

          23.1 Consent of Paul, Hastings, Janofsky & Walker LLP (set forth as part of Exhibit 5 above).

          23.2 Consent of PricewaterhouseCoopers LLP, independent accountants.

          24        Power of Attorney (set forth on signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on April 15, 2002.

                                              DDi CORP.



                                              By:     /S/  JOSEPH P. GISCH
                                                 -------------------------------
                                                      Joseph P. Gisch
                                                      Chief Financial Officer,
                                                      Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce D. McMaster and Joseph P. Gisch and each of them singly, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities (including such person's capacity as a director and/or officer of DDi Corp.), to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


       Signature                                Title                             Date
       ---------                                -----                             ----

/S/ BRUCE D MCMASTER             President, Chief Executive Officer and        April 15, 2002
-------------------------        a Director (Principal Executive Officer)
Bruce D. McMaster

/S/ JOSEPH P, GISCH              Chief Financial Officer, Secretary and        April 15, 2002
-------------------------        Treasurer (Principal Financial and
Joseph P. Gisch                  Accounting Officer)

/S/ PRESCOTT ASHE                Director                                      April 15, 2002
-------------------------
Prescott Ashe

/S/ MARK BENHAM                  Director                                      April 15, 2002
-------------------------
Mark Benham

/S/ EDWARD CONARD                Director                                      April 15, 2002
-------------------------
Edward Conard

/S/ DAVID DOMINIK                Director                                      April 15, 2002
-------------------------
David Dominik

/S/ ROBERT GUEZURAGA             Director           April 15, 2002
-------------------------
Robert Guezuraga

/S/ MURRAY KENNEY                Director           April 15, 2002
-------------------------
Murray Kenney


/S/ STEPHEN PAGLIUCA             Director           April 15, 2002
-------------------------
Stephen Pagliuca


/S/ STEPHEN ZIDE                 Director           April 15, 2002
-------------------------
Stephen Zide

                                INDEX TO EXHIBITS

Exhibit         Description
-------
No.
---

4.1 DDi Corp. 2000 Equity Incentive Plan. (Previously filed with the Commission on March 22, 2000 as Exhibit 10.8 to Amendment No. 2 to DDi Corp's Registration Statement on Form S-1, Registration No. 333-95623, which is incorporated herein by reference.)

4.2 Certificate of Incorporation of DDi Merger Co. (Previously filed with the Commission on March 30, 2001 as Exhibit 3.1 to DDi Corp.'s Annual Report on 10-K for the fiscal year ended December 31, 2000, which is incorporated herein by reference.)

4.3 Amended and Restated Bylaws of the DDi Corp. (Previously filed with the Commission on March 30, 2001 as Exhibit 3.2 to DDi Corp.'s Annual Report on 10-K for the fiscal year ended December 31, 2000, which is incorporated herein by reference.)

4.4 Certificate of Merger of DDi Corp., a California corporation, with and into DDi Merger Co., a Delaware corporation. (Previously filed with the Commission on March 30, 2001 as Exhibit 3.3 to DDi Corp.'s Annual Report on 10-K for the fiscal year ended December 31, 2000, which is incorporated herein by reference.)

5               Opinion of Paul, Hastings, Janofsky & Walker, LLP.

23.1 Consent of Paul, Hastings, Janofsky & Walker LLP (set forth as part of Exhibit 5 above).

23.2            Consent of PricewaterhouseCoopers LLP, independent accountants.

24              Power of Attorney (set forth on signature page).